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                                                         EXHIBIT 23.5

                     CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 7, 1997, with respect to the combined financial statements of Locheed Martin Communications Systems Division for the year ended December 31, 1996 (not presented separately herein), included in Post-Effective Amendment No. 1 to the Registration Statements (Forms S-4 Nos. 333-31649 and 333-4683; and Form S-1 No. 333-70199) and related Prospectus of L-3 Communications Corporation for the registration of its senior subordinated notes.

Washington, D.C.
May 6, 1999